Exhibit 3.4

                            ARTICLES OF INCORPORATION

                                       OF

                           NORTHLAND CRANBERRIES, INC.

                                 January 8, 1997

                                    Article 1

             The name of the corporation (hereinafter referred to as the "Corporation") is NORTHLAND CRANBERRIES, INC.

                                    Article 2

             The period of existence of the Corporation shall be perpetual.

                                    Article 3

             The purpose or purposes for which the Corporation is organized is to carry on and engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                    Article 4

             The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Sixty-Nine Million (69,000,000) shares, consisting of: (i) Sixty Million (60,000,000) shares of a class designated as "Class A Common Stock," with a par value of one cent ($.01) per share; (ii) Four Million (4,000,000) shares of a class designated as "Class B Common Stock," with a par value of one cent ($.01) per share; and (iii) Five Million (5,000,000) shares of a class designated as "Preferred Stock," with a par value of one cent ($.01) per share.

             Any and all such shares of Class A Common Stock and Class B Common Stock (collectively, "Common Stock"), and all Preferred Stock, may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all of the shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments except as otherwise provided by Section 180.0622 of the Wisconsin Business Corporation Law or any successor provision thereto, if any.

             The designation, relative rights, preferences and limitations of the shares of each class and the authority of the Board of Directors of the Corporation to establish and to designate series of the Preferred Stock and to fix the variations in the relative rights, preferences and limitations as between such series, shall be as set forth herein

             A.   Preferred Stock

             (1) Series and Variations Between Series. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the Wisconsin Business Corporation Law and the provisions of this paragraph A, to provide for the issuance of the Preferred Stock in series, to establish or change the number of shares to be included in each such series and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but not be limited to, determination of the following:

             (i) The number of shares constituting that series and the distinctive designations of that series;

             (ii) The dividend rate or rates on the shares of that series and/or the method of determining such rate or rates and the timing of dividend payments on the shares of such series;

             (iii) Whether and to what extent the shares of that series shall have voting rights in addition to the voting rights provided by Wisconsin Business Corporation Law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

             (iv) Whether the shares of that series shall be convertible into shares of stock of any other series, and, if so, the terms and conditions of such conversion, including the price or prices and the rate or rates of conversion and the terms of adjustment thereof;

             (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

             (vii) The obligation, if any, of the Corporation to retire shares of that series pursuant to a sinking fund; and

             (viii) Any other relative rights, preferences and limitations of that series.

             Subject to the designations, relative rights, preferences and limitations provided pursuant to this paragraph A, each share of Preferred Stock shall be of equal rank with each other share of Preferred Stock.

             (2) Dividends. Before any dividends shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate per annum and at such times as specified in the particular series. Dividends on shares of Preferred Stock shall be paid out of any funds legally available for the payment of such dividends, when and if declared by the Board of Directors. Such dividends shall accumulate on each share of Preferred Stock from the date of issuance. All dividends on shares of Preferred Stock shall be cumulative so that if the Corporation shall not pay, on a timely basis, the specified dividend, or any part outstanding, such deficiency shall thereafter be fully paid, but without interest, before any dividend shall be paid or set apart for payment on the Common Stock.

             Any dividend paid upon the Preferred Stock at a time when any accumulated dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accumulated dividend for the earliest dividend period for which dividends are then delinquent, and shall be so designated to each shareholder to whom payment is made. All shares of Preferred Stock shall rank equally and shall share ratably, in proportion to the rate of dividend of the series, in all dividends paid or set aside for payment for any dividend period or part thereof upon any such shares.

             Except to the limited extent hereinafter provided, so long as any shares of Preferred Stock shall be outstanding, no dividend, whether in cash, stock or otherwise, shall be paid or declared nor shall any distribution be made on the Common Stock, nor shall any Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, nor shall any moneys be paid to or set aside or made available for a sinking fund for the purchase or redemption of any Common Stock, unless:

             (i) All dividends on the Preferred Stock of all series for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

             (ii) The Corporation shall have set aside all amounts theretofore required to be set aside as and for all sinking fund accounts, if any, for the redemption or purchase of all series of Preferred Stock for all past sinking fund payment periods or dates.

   The foregoing provisions shall not, however, apply to, or in any way restrict (x) any acquisition of Common Stock in exchange solely for Common Stock; (y) the acquisition of Common Stock through application of the proceeds of the sale of Common Stock; or (z) stock dividends or distributions payable only in shares of stock having rights and preferences subordinate to the Preferred Stock.

             (3) Liquidation, Dissolution or Winding Up. In case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Preferred Stock shall be entitled to receive out of the assets of the Corporation in money or money's worth the amount specified in the particular series for each share at the time outstanding together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to holders of Common Stock. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation shall be insufficient to pay the holders of all shares of Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of shares of each outstanding series of Preferred Stock shall share ratably in such assets in proportion to the respective amounts payable in liquidation.

             (4) Voting Rights. The holders of Preferred Stock shall have only such voting rights as are fixed for shares of each series by the Board of Directors pursuant to this paragraph A or are provided by the Wisconsin Business Corporation Law.

             B.   Common Stock.

             (1)  Voting Rights and Powers.

                  (a) Except as otherwise provided by the Wisconsin Business Corporation Law and except as may be determined by the Board of Directors with respect to the Preferred Stock pursuant to paragraph A of this
   Article 4, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock shall vote together as a single class, and every holder of any outstanding share of Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Common Stock standing in his name on the stock transfer records of the Corporation, and every holder of any outstanding shares of Class B Common Stock shall be entitled to cast thereon three (3) votes in person or by proxy for each share of Class B Common Stock standing in his name on the stock transfer records of the Corporation; provided that, with respect to any proposed corporate action which would require a separate class vote under the Wisconsin Business Corporation Law, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed action, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided.

                  (b)  The voting power limitations and/or restrictions of
   Section 180.1150 of the Wisconsin Business Corporation Law, or any successor provision thereto, shall not apply to any shares of Class B Common Stock held by any person.

             (2)  Dividends and Distributions.

                  (a) Subject to the provisions of this Article 4, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

                  (b) As and when cash dividends may be declared from time to time by the Board of Directors out of funds legally available therefor, the cash dividend payable with respect to each share of the Class A Common Stock shall in all cases be in an amount equal to at least one hundred ten percent (110%) of the amount of the cash dividend payable with respect to each share of the Class B Common Stock. Cash dividends may be declared and payable with respect to the Class A Common Stock without a concurrent cash dividend declared and payable with respect to the Class B Common Stock. Distributions declared by the Board of Directors to be in connection with the partial or complete liquidation of the corporation or any of its subsidiaries shall not be considered to be cash dividends for the purposes of this Paragraph (2).

                  (c) Each share of Class A Common Stock and Class B Common Stock shall be equal in respect to rights to dividends (other than those payable in cash) and distributions (except distributions declared by the Board of Directors to be in connection with the liquidation, dissolution or winding up of the Corporation) when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock splitups or divisions, which occur after the initial issuance of shares of the Class B Common Stock by the Corporation, only shares of Class A Common Stock shall be distributed with respect to the Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to the Class B Common Stock.

             (3)  Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Corporation available for distribution as set forth herein.

                  (b) In case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Common Stock shall be entitled to receive out of the assets of the Corporation in money or money's worth the sum of One Dollar ($1.00) per share (the "Class A Payment"), subject to equitable adjustment in the event of any subdivisions, combinations, stock splits or stock dividends involving shares of the Class A Common Stock, before any of such assets shall be paid or distributed to holders of Class B Common Stock. If the assets of the Corporation shall be insufficient to pay the entire Class A Payment to the holders of the then outstanding Class A Common Stock, then the holders of the Class A Common Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to Class A Common Stock as if the Class A Payment was paid in full. After payment in full of the Class A Payment, the holders of Class B Common Stock shall be entitled to receive out of the remaining assets of the Corporation in money or money's worth the sum of One Dollar ($1.00) per share (the "Class B Payment"), subject to equitable adjustment in the event of any subdivisions, combinations, stock splits or stock dividends involving shares of the Class B Common Stock, before any of such remaining assets shall be paid or distributed to holders of the Class A Common Stock. If the remaining assets of the Corporation shall be insufficient to pay the entire Class B Payment to the holders of the then outstanding Class B Common Stock, then the holders of the Class B Common Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to Class B Common Stock as if the Class B Payment was paid in full. After payment in full of the Class A Payment and the Class B Payment, any further payments on the liquidation, dissolution or winding up of the business of the Corporation shall be made on an equal basis as to all of the shares of capital stock then outstanding.

             (4)  Conversion of the Class B Common Stock.

                  (a) Each share of Class B Common Stock may at any time or from time to time, at the option of the respective holder thereof, be converted into one fully paid and nonassessable (except to the extent of any statutory liability imposed by Section 180.0622 of the Wisconsin Business Corporation Law) share of Class A Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class B common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation in Wisconsin Rapids, Wisconsin (to the attention of the Secretary of the Corporation), or if an agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being referred to in this Article 4 as the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, if any, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Paragraph (4)(e) below.

                  (b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Paragraph (4)(a), above, and the payment in cash of any amount required by the provisions of Paragraphs (4)(a) and (4)(e), the Corporation will deliver, or will cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. The Corporation shall not, however, upon any such conversion, issue any fractional share of Class A Common Stock, and any shareholder who would otherwise be entitled to receive such fractional share if issued shall receive in lieu thereof a full share of Class A Common Stock. Any such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer records of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer records are open.

                  (c) No adjustment in respect of dividends shall be made upon the conversion of any shares of Class B Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend or distribution due on such date.

                  (d) The Corporation will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all of such outstanding shares; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. If any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with, or approval of, any governmental authority under any Federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

                  (e) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the full amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  (f) When the number of outstanding shares of Class B Common Stock falls below two percent (2%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding (or such higher number as results from adjustments for stock splits, stock dividends or other events), the outstanding shares of Class B Common Stock shall be deemed without further act on anyone's part to be immediately and automatically converted into shares of Class A Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of full shares of Class A Common Stock. In the event that any shareholder would otherwise be entitled to receive a fractional share of Class A Common Stock upon any such conversion, such shareholder shall receive in lieu thereof a full share of Class B Common Stock.

             (5)  No Subsequent Issuance of Class B Common Stock

             Subsequent to the initial issuance of the shares of Class B Common Stock, the Board of Directors may only issue such shares in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class B Common Stock and only to the then holders of the outstanding shares of the Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Class A Common Stock. Except as provided in this paragraph (5), the Corporation shall not issue additional shares of Class B Common Stock after the initial issuance of such shares by the Corporation, and all shares of Class B Common Stock surrendered for conversion shall be retired, unless otherwise approved by the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock and Class B Common Stock entitled to vote, voting together as a single class, as provided in Paragraph (B)(1) of this Article 4.

             (6)  No Preemptive Rights.

             No holder of any issued and outstanding share of Class A Common Stock, Class B Common Stock or Preferred Stock shall, as such holder, have any preemptive right in or right to purchase or subscribe for, any new or additional shares of Class A Common Stock, Class B Common Stock and/or Preferred Stock, or any shares of any other class or series of capital stock, or any obligations or other rights or options to subscribe for or purchase, any capital stock of any class of series, whether now or hereinafter authorized and whether issued by the corporation for cash or other consideration or by way of dividends or other distribution.

                                    Article 5

             The number of directors constituting the Corporation's initial Board of Directors shall be two (2), and thereafter the number of directors shall be such number (one or more) as may be fixed from time to time or at any time by, or in the manner provided in, the Corporation's Bylaws. The names of the two (2) initial directors are as follows:

             John Swendrowski
             Leroy Miles

                                    Article 6

             The address of the initial registered office of the Corporation is c/o Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, in Milwaukee County. The name of the Corporation's initial registered agent at such address is Jeffrey J. Jones.

                                    Article 7

             These Articles of Incorporation may be amended pursuant to the Bylaws of this Corporation and as authorized by law at the time of amendment.

                                    Article 8

             The name and address of the sole incorporator of this Corporation is Todd B. Pfister, c/o Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.